INDEPENDENT AUDITOR'S REPORT

To The Board of Directors and Stockholders of
Diversified Corporate Resources, Inc.
Dallas, Texas

     We have audited the accompanying consolidated balance sheets of Diversified Corporate Reouces, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity (capital deficiency), and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the financial statement schedule listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these condolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the conolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The Company's financial statements do not disclose proforma results of operations for the year ended December 31, 1993 relating to a business acquisition on January 3, 1994 as further described in Note 3. In our opinion, disclosure of this information is required to conform with the generally accepted accounting principles.

     In our opinion, except for omission of the information discussed in the previous paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the conolidated financial position of Diversified Corporate Resouces, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                         /s/Weaver and Tidwell, L.L.P.
                         Weaver and Tidwell, L.L.P.

Dallas, Texas
April 9, 1996